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Versartis Reports Fourth Quarter and Full Year 2017 Financial Results and Provides Corporate Update

MENLO PARK, Calif., Mar. 1, 2018 (GLOBE NEWSWIRE) -- Versartis, Inc. (NASDAQ:VSAR), an endocrine-focused biopharmaceutical company, today announced financial results for the fourth quarter and full year ended December 31, 2017, and provided a corporate update.

"Since October, we have restructured our company to significantly reduce our costs and preserve cash while working diligently to evaluate opportunities to leverage our expertise and resources and create value for shareholders,” said Jay Shepard, President and CEO of Versartis, Inc. “While we cannot make any assurances that a strategic transaction will be recommended by the Board, we are encouraged by the interest and opportunities we have seen and we are now at an advanced stage in our review process.  Our goal remains to maximize value for all Versartis shareholders.  We sincerely appreciate the patience shareholders have shown as we evaluate paths forward and we hope to provide a further update in the coming weeks.”

Corporate Update

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Based on a full review of the data from the Phase 3 VELOCITY trial, feedback from the FDA during the development of somavaratan, and an objective assessment by external regulatory experts, the company believes it could not successfully file for approval based on the existing dataset.

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All current clinical trials of somavaratan have been concluded and the U.S. Investigational New Drug Application (IND) and equivalent filings in other countries have been withdrawn.  Additionally, in January 2018, Teijin Limited (Teijin) terminated its license agreement for somavaratan in Japan following its evaluation of the VELOCITY trial results.

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The investment and delay in time-to-market that further development would require significantly impact the business case for somavaratan, given the potential that one or more long-acting growth hormone products may already be commercialized for pediatric growth hormone deficiency during that time.

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The company is focused on evaluating strategic opportunities to leverage its expertise and resources to create value for shareholders. Cowen is assisting the company in reviewing possible transactions, including strategic combinations and opportunities to diversify the Versartis pipeline.

Fourth Quarter and Full Year 2017 Financial Results

For the fourth quarter ended December 31, 2017, Versartis reported a net income of approximately $31.1 million, or $0.87 per share, basic and diluted, compared to a net loss for the fourth quarter ended December 31, 2016 of $22.1 million, or $0.64 per share, basic and diluted.

Contract revenue for the quarter and year ended December 31, 2017 was $40.0 million, reflecting the termination of the company’s exclusive license agreement with Teijin, including our related obligations to Teijin.

Total operating expenses for the quarter ended December 31, 2017 were $8.9 million compared to $22.5 million for the quarter ended December 31, 2016. Research and development (R&D) expenses for the quarter ended December 31, 2017 were $1.3 million, compared to $16.7 million for the quarter ended December 31, 2016. The decrease in R&D expenses was primarily due to the termination of clinical and manufacturing related contracts that supported the company’s Phase 3 clinical trials for somavaratan.  These cost savings were partially offset by severance expenses associated with our reduction in workforce, as a result of the failure of the Phase 3 VELOCITY trial to meet its primary endpoint.

General and administrative (G&A) expenses were $7.6 million for the quarter ended December 31, 2017, compared to $5.8 million for the quarter ended December 31, 2016. The increase in G&A expenses was primarily due to severance expenses in connection with our reduction in workforce.

Total operating expenses for the year ended December 31, 2017 were $124.5 million compared to $96.3 million for the year ended December 31, 2016. R&D expenses for the year ended December 31, 2017 were $94.6 million, compared to $72.0 million for the year ended December 31, 2016. The increase in R&D expenses was primarily due to clinical and manufacturing related costs to support the global VELOCITY pediatric trial and the Phase 2/3 trial of somavaratan in pediatric patients in Japan.  G&A expenses were $29.9 million for the year ended December 31, 2017, compared to $24.3 million for the year ended December 31, 2016. The increase in G&A expenses was primarily due to additional payroll and fees related to consulting and professional services to support our overall growth prior to the failure of the Phase 3 VELOCITY trial to meet its primary endpoint.

Total operating expenses for the quarter ended December 31, 2017 include non-cash stock-based compensation expense of $2.2 million compared to $2.9 million of non-cash stock-based compensation expense for the quarter ended December 31, 2016. Total operating expenses for the year ended December 31, 2017 include non-cash stock-based compensation expense of $13.3 million, compared to $10.9 million of non-cash stock-based compensation expense for the year ended December 31, 2016.

Cash, cash equivalents, and short-term investments were $81.1 million as of December 31, 2017.

Cautionary Note on Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our intentions or current expectations concerning, among other things the potential for additional development, eventual regulatory approval and commercialization of somavaratan; the possibility of diversifying our pipeline by licensing or otherwise acquiring additional product candidates; and the potential for a strategic transaction with another public or private company with complementary assets and expertise.  These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements.  Potential risks and uncertainties include, but are not limited to, the risk that we will not be able to identify appropriate strategic opportunities or that such opportunities or transactions will not create value for our shareholders, and our ability or inability to continue with the development and commercialization of somavaratan in the future.  Forward-looking statements are not guarantees of future performance, and our actual results of operations, financial condition and liquidity, and the development of the industry in which we operate, may differ materially from the forward-looking statements contained in this press release due to inherent risks and uncertainties involved in our business.  We discuss many of these risks in greater detail under the heading "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2016 and in our Quarterly Report on Form 10-Q for the three months ended September 30, 2017, which are on file with the Securities and Exchange Commission (SEC), and in our other filings with the SEC.  Any forward-looking statements that we make in this press release speak only as of the date of this press release. We assume no obligation to update our forward-looking statements whether as a result of new information, future events or otherwise, after the date of this press release.

Contacts:

Kevin Haas

VP, Finance

(650) 963-8595
khaas@versartis.com

Versartis, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue
Contract revenue	$40,000	$—	$40,000	$—
Total revenue	40,000	—	40,000	—
Operating expenses
Research and development	1,317	16,731	94,612	71,984
General and administrative	7,569	5,760	29,870	24,336
Total operating expenses	8,886	22,491	124,482	96,320
Income (loss) from operations	31,114	(22,491)	(84,482)	(96,320)
Interest income	186	160	847	514
Other income (expense), net	(547)	446	(1,591)	236
Net income (loss) before provision for income taxes	30,753	(21,885)	(85,226)	(95,570)
Provision for (benefit from) income taxes	(375)	247	(247)	247
Net income (loss)	$31,128	$(22,132)	$(84,979)	$(95,817)

Net income (loss) per share- basic	$0.87	$(0.64)	$(2.41)	$(3.11)
Net income (loss) per share- diluted	$0.87	$(0.64)	$(2.41)	$(3.11)
Weighted-average common shares used to compute basic net income (loss) per share	35,872	34,609	35,228	30,784
Weighted-average common shares used to compute diluted net income (loss) per share	35,901	34,609	35,228	30,784

Versartis, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands)

	December 31,	December 31,
	2017	2016

Assets:
Cash and cash equivalents	$81,146	$201,153
Other assets	3,743	4,417
Build-to-suit lease asset	8,888	—
Total assets	$93,777	$205,570
Liabilities and stockholders' equity:
Accounts payable and other current liabilities	$5,593	$14,503
Build-to-suit lease obligation	5,428	—
Upfront payment from collaboration partner	—	40,000
Total liabilities	11,021	54,503
Total stockholders' equity	82,756	151,067
Total liabilities and stockholders’ equity	$93,777	$205,570